Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1, dated as of June 16, 2011 (this “Amendment”), to that Investment Agreement, dated as of April 26, 2011 (the “Agreement”), by and between FNB United Corp., a North Carolina corporation (the “Company”), and Oak Hill Capital Partners III, L.P., a Delaware limited partnership, and Oak Hill Capital Management Partners III, L.P. (together, the “Investor”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

RECITALS

A. Pursuant to Section 6.4 of the Agreement, the Company and the Investor may amend the Agreement in writing; and

B. The parties desire to make certain amendments to the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree to amend the Agreement as follows:

1.	Amendments.

(a) Recital E is hereby amended by replacing the first instance of “25%” with “35%”.

(b) Clause (i) of Section 1.2(c)(ii)(O) is amended by replacing the first instance of “25%” with “35%”.

(c) A new Section 1.2(c)(ii)(V) shall be inserted into the Agreement, and shall read as follows:

The Investor, together with its “Affiliates” (as such term is defined in the Rights Plan), will not be a “Threshold Investor” pursuant to the Rights Plan.

(d) The last sentence of Section 2.2(b) is amended and restated in its entirety as follows:

As of the date of this Agreement, the Company beneficially owns all of the outstanding capital securities and has sole control of the Bank, and as of the Closing Date, the Company will, directly or indirectly, beneficially own all of the outstanding capital securities and have sole control of the Bank, Granite and Bank of Granite.

(e) The first sentence of Section 2.2(i)(i) is amended by deleting the following phrase: “on the system of internal accounting controls described below in this Section 2.2(i)”.

(f) The first sentence of Section 3.9(a) is hereby amended by replacing the clause “for so long as the Investor owns, in the aggregate together with its Affiliates, Common Shares representing the Qualifying Ownership Interest” with the clause “until the later of the second anniversary of the Closing Date and the date on which the Investor no longer owns, in the aggregate together with its Affiliates, at least one and one-half percent (1.5%) of the outstanding Common Shares”.

(g) Section 3.13(k)(vi) is hereby amended and restated in its entirety as follows:

(vi)	Registrable Securities” means (A) all Common Stock held by the Holders from time to time and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall cease to be Registrable Securities (1) when they are sold pursuant to an effective registration statement under the Securities Act, (2) the later of (x) when they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (y) the third anniversary of the Closing Date, (3) when they shall have ceased to be outstanding, or (4) when they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(h) Section 3.26 shall be inserted into the Agreement, and shall read as follows:

3.26	Rule 144A Information Requirement. If at any time the Company is no longer subject to the reporting requirements of the Exchange Act, it will furnish to the Holders and prospective purchasers of the Common Stock designated by the Holders, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i) Section 5.1(a) is hereby amended by modifying clause (1) to read in its entirety as follows:

(1) the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or the other Transaction Documents or any certificate delivered pursuant hereto or thereto,

2.	General.

(a) Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the terms thereof. All references in the Agreement to “this Agreement” shall be deemed to refer to the Agreement as amended by this Amendment.

(b) For the convenience of the parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(c) The provisions of Article 6 (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

FNB UNITED CORP.

By:	/s/ R. Larry Campbell

Name:	R. Larry Campbell

Title:	Chief Executive Officer

OAK HILL CAPITAL PARTNERS III, L.P.

By:	OHCP GenPar III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, Ltd., its general partner

By:	/s/ John R. Monsky

Name:	John R. Monsky

Title:	VP

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.

By:	OHCP GenPar III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, Ltd., its general partner

By:	/s/ John R. Monsky

Name:	John R. Monsky

Title:	VP

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